                                     AMENDED
                       CUSTODIAL UNDERTAKING IN CONNECTION
                        WITH MASTER REPURCHASE AGREEMENT

     THIS AMENDED CUSTODIAL UNDERTAKING IN CONNECTION WITH MASTER REPURCHASE AGREEMENT (the "Agreement"), dated as of June 7, 2006, is by and between Each Investment Company and/or Portfolio Series or Fund of Each Investment Company Identified on Schedule A Hereto ("ING Funds"), Goldman, Sachs & Co ("Seller"), and;* The Bank of New York ("Custodian").

                                   WITNESSETH:

     WHEREAS, ING Funds, Seller, and Custodian are parties to that certain Custodial Undertaking in Connection with Master Repurchase Agreement dated as of December 13, 2004 (the "Custodial Undertaking Agreement"); and

     WHEREAS, ING Funds, Seller, and Custodian desire to amend the Custodial Undertaking Agreement to (i) add the funds listed on Schedule I and to otherwise update the names of client accounts on Schedule A. and (ii) update the account information relating to client accounts on Schedule III:

     NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ING Funds, Seller and Custodian agree that the Custodial Undertaking Agreement is hereby amended as follows;

          1. Schedule A shall be replaced in its entirety with the attached Schedule A thereby accurately reflecting the clients for whom ING is acting as agent under the Master Repurchase Agreement.

          2.   Schedule III shall be replaced in its entirety with the attached
               Schedule III thereby adding the updated account information relating to the clients for whom ING is acting as agent under the Master Repurchase Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above noted, to be effective on the date set forth above.

ING Funds:                             Each Investment Company and/or Portfolio
                                       Series or Fund of Each Investment Company
                                       Identified on Schednle A Hereto


                                       By: /s/ Robert S. Naka
                                           -------------------------------------
                                       Name: Robert S. Naka
                                       Title: EVP


Seller;                                Goldman, Sachs & Co


                                       By: /s/ [Illegible]
                                           -------------------------------------
                                       Name:
                                       Title:


Custodian:                             The Bank of New York


                                       By: /s/ [Illegible]
                                           -------------------------------------
                                       Name:
                                       Title:

                                   SCHEDULE I

ING Disciplined Small Cap Value Portfolio
ING EquitiesPlus Portfolio
ING Fundamental Research Fund
ING Fundamental Research Portfolio
ING GET U.S. Core Portfolio Series 11
ING GET U.S. Core Portfolio Series 12
ING GET U.S. Core Portfolio Series 13
ING Global Advantage and Premium Opportunity Fund
ING Global Bond Fund
ING Global Resources Portfolio
ING Opportunistic LargeCap Fund

                                   SCHEDULE A
                                    ING Funds

ING EQUITY TRUST
ING Convertible Fund
ING Disciplined LargeCap Fund
ING Financial Services Fund
ING Fundamental Research Fund
ING MidCap Opportunities Fund
ING Opportunistic LargeCap Fund
ING Principal Protection Fund (Funds I-XII)*

ING FUNDS TRUST
ING Classic Money Market Fund
ING GNMA Income Fund
ING High Yield Bond Fund
ING Intermediate Bond Fund
ING Institutional Prime Money Market Fund
ING National Tax-Exempt Bond Fund

ING GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND

ING INVESTMENT FUNDS, INC.
ING MagnaCap Fund

ING INVESTORS TRUST
ING Disciplined Small Cap Value Portfolio
ING EquitiesPlus Portfolio
ING Global Resources Portfolio
ING International Portfolio
ING Limited Maturity Bond Portfolio
ING Liquid Assets Portfolio
ING Stock Index Portfolio

ING MUTUAL FUNDS
ING Global Bond Fund
ING International Fund
ING Precious Metals Fund

ING PARTNERS, INC.
ING Fundamental Research Portfolio

ING VARIABLE INSURANCE TRUST
ING GET U.S. Core Portfolio (Series 1-13)

ING VARIABLE PRODUCTS TRUST
ING VP Financial Services Portfolio
ING VP High Yield Bond Portfolio
ING VP International Value Portfolio
ING VP MidCap Opportunities Portfolio
ING VP SmallCap Opportunities Portfolio

ING VP NATURAL RESOURCES TRUST

* Portfolios that are part of a series or multiple funds may be added by notice and acceptance without amending this Exhibit.

                                  SCHEDULE III

                   LIST OF ALL ING FUNDS' ACCOUNT INFORMATION

        Account Informatiion for Delivery of Buyer's Securities and Cash

ABA#:021000018
GLA/111-567 (only for Tri Party Repo's)
Bank/Custodian: The Bank of New York

                                                   ACCOUNT
                ACCOUNT NAME                        NUMBER        CID          ORG-CODE
------------------------------------------------   -------    -----------    -----------
ING Classic Money Market Fund                       464008    901468-2284    033-001-025
ING Convertible Fund                                464744    901468-2365    033-001-025
ING Disciplined LargeCap Fund                       464742    901468-2519    033-001-025
ING Disciplined Small Cap Value Portfolio           464711    901468-4430    033-001-025
ING EquitiesPlus Portfolio                          464777    901468-4457    033-001-025
ING Financial Services Fund                         464731    901468-2446    033-001-025
ING Fundamental Research Fund                       464290    901468-4279    033-001-025
ING Fundamental Research Portfolio                  464538    901468-3469    033-001-025
ING GET U.S. Core Portfolio - Series 1              464680    901468-2578    033-001-025
ING GET U.S. Core Portfolio - Series 2              464684    901468-3035    033-001-025
ING GET U.S. Core Portfolio - Series 3              464686    901468-3159    033-001-025
ING GET U.S. Core Portfolio - Series 4              464688    901468-3256    033-001-025
ING GET U.S. Core Portfolio - Series 5              464646    901468-2248    033-001-025
ING GET U.S. Core Portfolio - Series 6              464690    901468-2249    033-001-025
ING GET U.S. Core Portfolio - Series 7              464692    901468-3752    033-001-025
ING GET U.S. Core Portfolio - Series 8              464696    901468-2259    033-001-025
ING GET U.S. Core Portfolio - Series 9              464697    901468-3973    033-001-025
ING GET U.S. Core Portfolio - Series 10             464699    901468-4104    033-001-025
ING GET U.S. Core Portfolio - Series 11             464606    901468-4171    033-001-025
ING GET U.S. Core Portfolio - Series 12             464693    901468-4104    033-001-025
ING GET U.S. Core Portfolio - Series 13             464602    901468-4562    033-001-025
ING Global Advantage and Premium Opp.Fund (dom.)    464792    901468-4112    033-001-025
ING Global Bond Fund                                464773    901468-4554    033-001-025
ING Global Resources Portfolio                      058085    901468-0532    033-001-025
ING GNMA Income Fund                                464012    901468-2292    033-001-025
ING High Yield Bond Fund                            464010    901468-2233    033-001-025
ING Institutional Prime Money Market Fund           464048    901468-2601    033-001-025
ING Intermediate Bond Fund                          464006    901468-2241    033-001-025
ING International Fund                              464206    901468-2659    033-001-025
ING International Portfolio                         279604    901468-1725    033-001-025
ING Limited Maturity Bond Portfolio                 058082    901468-0567    033-001-025
ING Liquid Assets Portfolio                         059081    901468-0575    033-001-025
ING MagnaCap Fund                                   464734    901468-2330    033-001-025
ING MidCap Opportunities Fund                       464741    901468-2500    033-001-025

ING National Tax-Exempt Bond Fund                   464002   901468-2268     033-001-025
ING Opportunistic LatgeCap Fund                     464288   901468-4260     033-001-025
ING Precious Metals Fund                            464210   901468-2667     033-001-025
ING Principal Protection Fund                       464713   901468-1555     033-001-025
ING Principal Protection Fund II                    464714   901468-1598     033-001-025
ING Principal Protection Fund III                   464715   901468-1563     033-001-025
ING Principal Protection Fund IV                    464716   901468-2438     033-001-025
ING Principal Protection Fund V                     464717   901468-2403     033-001-025
ING Principal Protection Fund VI                    464718   901468-2438     033-001-025
ING Principal Protection Fund VII                   464748   901468-2568     033-001-025
ING Principal Protection Fund VIII                  464754   901468-3000     033-001-025
ING Principal Protection Fund IX                    464700   901468-3183     033-001-025
ING Principal Protection Fund X                     464749   901468-3329     033-001-025
ING Principal Protection Fund XI                    464766   901468-3418     033-001-025
ING Principal Protection Fund XII                   464768   901468-3671     033-001-025
ING Stock Index Portfolio                           464701   901468-3337     033-001-025
ING VP Financial Services Portfolio                 464449   901468-3272     033-001-025
ING VP High Yield Bond Portfolio                    464432   901468-2764     033-001-025
ING VP International Value Portfolio                464464   901468-2802     033-001-025
ING VP MidCap Opportunities Portfolio               464444   901468-2837     033-001-025
ING VP Natural Resources Trust                      464446   901468-2675     033-001-025
ING VP SmallCap Opportunities Portfolio             464450   901468-2853     033-001-025